Exhibit 99.1


[CAPITAL TRUST LOGO]

Contact:      Rick Matthews
              Rubenstein Associates
              (212) 843-8267


                   Capital Trust Reports Year End 2005 Results
                   -------------------------------------------


NEW YORK, NY - March 9, 2006 - Capital Trust, Inc. (NYSE: CT) today reported fourth quarter 2005 net income of $1.06 per share (diluted), an increase of 68% compared to 63 cents per share for the comparable period of the prior year. For the year ended December 31, 2005, net income totaled $2.88 per share (diluted) compared to $2.14 in 2004, an increase of 35%. The 2005 results include a one-time gain of $5 million (approximately 30 cents per share diluted) from the sale of a corporate investment that closed in the fourth quarter.

"We are pleased to report another good quarter, capping a year of solid results and accomplishments," said John Klopp, Capital Trust's CEO. "CT's franchise is stronger than ever, and our team is ready to meet the challenges of 2006."

Highlights from 2005 included:

     o Originated and closed a record $1.5 billion of new investments for the balance sheet ($1.1 billion) and for managed funds ($400 million);

     o Issued two more CDOs, increasing securitized debt to $824 million or 69% of total interest bearing liabilities;

     o    Collected over $8 million of fund incentive management fees;

     o    Increased total assets by over 75% to $1.6 billion;

     o    Doubled net income and increased earnings per share by 35%; and

     o Increased full year regular dividends from $1.85 to $2.25 per share (+22%) and declared a special dividend of 20 cents per share.

The Company will conduct a conference call at 10:00 a.m. Eastern Time on March 10, 2006 to discuss fourth quarter and year end 2005 results. Interested parties can access the call toll free by dialing (800) 540-0559. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on March 10, 2006 through midnight on March 24, 2006. The replay call number is (800) 688-4915.


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Capital Trust
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Selected financial highlights are outlined below:

Balance Sheet
-------------

Total assets were $1.6 billion at December 31, 2005, reflecting a $225 million (17%) increase from September 30, 2005 and a $680 million (77%) increase from $878 million at December 31, 2004. At year end, the Company's interest earning assets ($1.5 billion) were comprised of 45 CMBS investments ($488 million), 77 loans ($990 million) and one total return swap ($4 million). The primary drivers of balance sheet asset growth were new originations of loans and commercial mortgage backed securities, ("CMBS") that totaled $286 million for the quarter and over $1 billion for the year. For the three months ended December 31, 2005, the Company originated 13 new loans totaling $246 million and 9 new CMBS investments totaling $40 million. For the year ended December 31, 2005, the Company originated 45 new loans totaling $791 million and 27 new CMBS investments totaling $245 million. Net of repayments, loans receivable jumped to $990 million as of December 31, 2005, a $175 million (21%) increase from September 30, 2005 and a $434 million (78%) increase from December 31, 2004. Similarly, CMBS investments rose to $488 million, a $34 million (7%) increase from September 30, 2005 and a $240 million (97%) increase from December 31, 2004.

Equity investment in funds as of December 31, 2005 was $14 million, reflecting the Company's co-investment in its managed funds and capitalized costs related to its investment management business. The Company currently acts as investment manager for two private equity funds, CT Mezzanine Partners II LP ("Fund II") and CT Mezzanine Partners III, Inc. ("Fund III"), which collectively made $2.4 billion of investments during their respective investment periods. At December 31, 2005, Fund II and Fund III had $60 million and $460 million of remaining loans and investments, respectively, all of which were performing.

Total liabilities as of December 31, 2005 were $1.2 billion, comprised primarily of collateralized debt obligations ("CDOs") and repurchase obligations. In March, the Company issued its second CDO ("CDO 2"), selling $299 million (face value) of investment grade rated floating rate notes collateralized by a $338 million pool of loans, subordinate CMBS and cash. The cost of the debt is LIBOR plus 0.49% on a cash basis and LIBOR plus 0.71% on an all in effective basis. In August, the Company issued its third CDO ("CDO 3"), selling $270 million (face value) of investment grade rated fixed rate notes collateralized by a pool of $341 million (face value) of fixed rate CMBS. The cost of the debt is 5.17% on a cash basis and 5.25% on an all in effective basis. CDO 3 was structured as a static pool financing without a reinvestment period while CDO 2 was structured with a five-year reinvestment period. Capital Trust's wholly owned asset management subsidiary, CTIMCO, is the collateral manager for all of its CDOs. At year end, $824 million (69%) of the Company's interest bearing liabilities were in the form of CDOs, which provide non-recourse, non-mark-to-market, index matched financing for the Company's assets.


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Capital Trust
Page 3


At year end, the Company's debt-to-equity ratio was 3.5-to-1 compared to 1.7-to-1 at December 31, 2004. At December 31, 2005, the Company had $26 million of cash and restricted cash, $89 million of available borrowings and $454 million of additional capacity under its repurchase agreements.

Based on GAAP shareholders' equity, book value per share was $21.91 at December 31, 2005, compared to $20.79 at December 31, 2004. Included in these calculations are 128,844 and 173,549 shares representing the dilutive impact for the assumed conversion of in-the-money options at December 31, 2005 and December 31, 2004, respectively, in addition to the shares outstanding.

Operating Results
-----------------

For the quarter ended December 31, 2005, the Company reported total revenues of $36 million and net income of $16 million, representing basic earnings per share of $1.07 and diluted earnings per share of $1.06. As compared to the prior quarter, total revenues increased by $11 million (43%), net income by $7 million (66%) and earnings per share by 42 cents (66%) on a diluted basis. For the same period in 2004, the Company reported total revenues of $19 million and net income of $10 million.

For the year ended December 31, 2005, the Company reported total revenues of $105 million and net income of $44 million, representing basic earnings per share of $2.92 and diluted earnings per share of $2.88. When compared to the prior year, total revenues increased by $47 million (83%), net income by $22 million (101%) and diluted earnings per share by 74 cents (35%).

Interest and related income from loans and other investments totaled $29 million and $86 million for the quarter and the year ended December 31, 2005, respectively, an increase of $13 million (87%) and $40 million (85%) from the $15 million and $47 million for the respective same periods in 2004. Average interest-earning assets increased from $553 million for the year ended December 31, 2004 to $1.1 billion for the year ended December 31, 2005. The average interest rate earned on these assets decreased from 8.40% for the year ended December 31, 2004 to 8.08% for the year ended December 31, 2005. The decrease in rates was due primarily to a change in the mix of assets in the Company's investment portfolio to include a greater proportion of lower risk assets in 2005 and a general decrease in market credit spreads on newly originated investments, partially offset by a higher average LIBOR rate, which increased from 1.50% for the twelve months ended December 31, 2004 to 3.39% for the twelve months ended December 31, 2005. During the year ended December 31, 2005, the Company also recognized $4 million in additional income on the early repayment of loans and the applicable acceleration of net premium amortization.

Interest and related expenses on secured debt amounted to $14 million and $37 million for the three months and year ended December 31, 2005, respectively, an increase from $5 million and $14 million for the respective same periods in 2004. Higher expenses were due to an increase in the average amount of interest-bearing liabilities outstanding from approximately $334 million for the year ended December 31, 2004 to


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Capital Trust
Page 4


approximately $781 million for the year ended December 31, 2005 and an increase in the average rate paid on interest-bearing liabilities from 4.10% to 4.70% for the same periods. The increase in the average rate is substantially due to increases in the average LIBOR rate, partially offset by lower borrowing spreads resulting from the use of CDOs and more favorable terms under the Company's repurchase facilities.

Other revenues increased $4 million from $3 million for the three months ended December 31, 2004 to $7 million for the three months ended December 31, 2005. For the year ended December 31, 2005, other revenues increased $8 million to $18 million from $11 million for the twelve months ended December 31, 2004. These increases were primarily due to the sale of a corporate equity investment in the fourth quarter which resulted in a $5 million gain, and the receipt of $8 million in incentive management fees from Fund II during the year. These were partially offset by a decrease in base management fees and co-investment income from Fund II and Fund III as their portfolios repaid in the normal course. Furthermore, in connection with the receipt of the incentive management fees, the Company expensed $1 million of previously capitalized costs related to the creation of Fund II.

General and administrative expenses increased $500,000 to $6 million for the three months ended December 31, 2005 from $5 million for the three months ended December 31, 2004. For the year ended December 31, 2005 general and administrative expenses increased by $7 million to $22 million from $15 million for the twelve months ended December 31, 2004. The year-over-year increase in general and administrative expenses was primarily due to the allocation of a portion of Fund II incentive management fees to employees (representing 25% of the total received, or $2 million), increases in employee compensation expense from the issuance of additional restricted stock and the annual bonus accrual, and the write-off of over $750,000 of pursuit costs related to unconsummated investments.

Dividends
---------

On December 15, 2005, the Company's Board of Directors declared a fourth quarter 2005 cash dividend of 60 cents per share and a special cash dividend of 20 cents per share of class A common stock. Both cash dividends were paid on January 13, 2006 to stockholders of record on December 31, 2005.

Subsequent Events
-----------------

On February 10, 2006, the Company privately placed $50 million of Trust Preferred Securities through a wholly owned subsidiary. The securities have a 30-year term ending April 2036, are redeemable at par on or after April 30, 2011 and pay distributions at a fixed rate of 7.45% for the first ten years ending April 2016 and, thereafter, at a floating rate of three month LIBOR plus 2.65%.

On February 13, 2006, the Company announced its fourth CDO which it refers to as CDO IV. CDO IV is secured by a $490 million portfolio of CMBS and other commercial real estate debt. The collateral is comprised of $186 million of assets which the


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Capital Trust
Page 5


Company owned and $304 million of CMBS that it will purchase in connection with the closing of CDO IV. The Company expects to sell $431 million of CDO notes to third parties and retain all of the below investment grade notes and issuer equity.

The offering of the CDO IV notes will be made in a private placement transaction exempt from registration under the Securities Act of 1993 (the "Securities
Act"). This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Notes will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements
--------------------------

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

About Capital Trust
-------------------

Capital Trust, Inc. is a finance and investment management company that specializes in credit-sensitive structured financial products. To date, the Company's investment activities have focused primarily on the U.S. commercial real estate subordinate debt markets. Capital Trust executes its business both as a balance sheet investor and as an investment manager through its CT Mezzanine Partners family of funds. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol "CT." The Company is headquartered in New York City.

Tables to follow

                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                           December 31, 2005 and 2004
                      (in thousands, except per share data)


                                                                                 2005                2004
                                                                           ----------------    ----------------


                                 Assets

  Cash and cash equivalents                                                  $    24,974         $    24,583
  Restricted cash                                                                  1,264                 611
  Commercial mortgage-backed securities                                          487,970             247,765
  Loans receivable                                                               990,142             556,164
  Total return swap                                                                4,000                --
  Equity investment in CT Mezzanine Partners I LLC ("Fund I"),
    CT Mezzanine Partners II LP ("Fund II"), CT MP II LLC ("Fund II GP")
    and CT Mezzanine Partners III, Inc. ("Fund III") (together "Funds")           14,301              21,376
  Deposits and other receivables                                                   5,679              10,282
  Accrued interest receivable                                                      9,437               4,029
  Interest rate hedge assets                                                       2,273                 194
  Deferred income taxes                                                            3,979               5,623
  Prepaid and other assets                                                        13,511               7,139
                                                                           ----------------    ----------------
Total assets                                                                 $ 1,557,530         $   877,766
                                                                           ================    ================

                      Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                      $    24,957         $    17,388
  Credit facility                                                                   --                65,176
  Repurchase obligations                                                         369,751             225,091
  Collateralized debt obligations ("CDOs")                                       823,744             252,778
  Deferred origination fees and other revenue                                        228                 836
                                                                           ----------------    ----------------
Total liabilities                                                              1,218,680             561,269
                                                                           ----------------    ----------------


Shareholders' equity:
  Class A common stock, $0.01 par value, 100,000 shares authorized,
    14,870 and 14,769 shares issued and outstanding at December 31,
    2005 and 2004, respectively ("class A common stock")                             149                 148
  Restricted class A common stock, $0.01 par value, 404 and 283 shares issued and outstanding at December 31, 2005 and  2004, respectively
    ("restricted class A common stock" and together with class A common
    stock, "common stock")                                                             4                   3
  Additional paid-in capital                                                     326,299             321,937
  Accumulated other comprehensive gain                                            14,879               3,815
  Accumulated deficit                                                             (2,481)             (9,406)
                                                                           ----------------    ----------------
Total shareholders' equity                                                       338,850             316,497
                                                                           ----------------    ----------------
Total liabilities and shareholders' equity                                   $ 1,557,530         $   877,766
                                                                           ================    ================


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                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
            Three and Twelve Months Ended December 31, 2005 and 2004
                      (in thousands, except per share data)



                                                     Three Months Ended                 Twelve months Ended
                                                        December 31,                       December 31,
                                            ----------------------------------  ---------------------------------
                                                   2005             2004              2005             2004
                                            ----------------- ----------------  ---------------- ----------------
                                                (unaudited)      (unaudited)        (audited)       (audited)

Income from loans and other investments:
  Interest and related income                  $    28,841      $    15,392       $    86,200      $    46,561
  Less: Interest and related expenses on
   secured debt                                    (13,520)          (4,876)          (37,229)         (13,724)
  Less: Interest and related expenses on
   step up convertible junior subordinated
   debentures                                         --               --                --             (6,417)
                                            ----------------- ----------------  ---------------- ----------------
    Income from loans and other investments,
     net                                            15,321           10,516            48,871           26,420
                                            ----------------- ----------------  ---------------- ----------------

Other revenues:
  Management and advisory fees from Funds              980            1,828            13,124            7,853
  Income/(loss) from equity investments in
   Funds                                               613            1,281              (222)           2,407
  Gain on sales of investments                       4,951             --               4,951              300
  Special servicing fees                              --                 10              --                 10
  Other interest income                                179               43               553               78
                                            ----------------- ----------------  ---------------- ----------------
    Total other revenues                             6,723            3,162            18,406           10,648
                                            ----------------- ----------------  ---------------- ----------------

 Other expenses:
  General and administrative                         5,555            5,102            21,939           15,229
  Depreciation and amortization                        277              278             1,114            1,100
  Unrealized loss on available-for-sale
   securities for other-than-temporary
   impairment                                         --              5,886              --              5,886
  Provision for/(recapture of) allowance for
   possible credit losses                             --             (6,672)             --             (6,672)
                                            ----------------- ----------------  ---------------- ----------------
    Total other expenses                             5,832            4,594            23,053           15,543
                                            ----------------- ----------------  ---------------- ----------------

Income before income taxes                          16,212            9,084            44,324           21,525
  Provision for income taxes                          (102)            (451)              213             (451)
                                            ----------------- ----------------  ---------------- ----------------

Net income                                     $    16,314      $     9,535       $    44,111      $    21,976
                                            ================= ================  ================ ================

Per share information:
  Net earnings per share of common stock:
   Basic                                       $      1.07      $      0.63       $      2.92      $      2.17
                                            ================= ================  ================ ================
   Diluted                                     $      1.06      $      0.63       $      2.88      $      2.14
                                            ================= ================  ================ ================
  Weighted average shares of common stock
  outstanding:
   Basic                                        15,165,621       15,050,782        15,124,187       10,141,380
                                            ================= ================  ================ ================
   Diluted                                      15,364,287       15,223,516        15,335,914       10,276,886
                                            ================= ================  ================ ================

  Dividends declared per share of common
   stock                                       $      0.80      $      0.50       $      2.45      $      1.85
                                            ================= ================  ================ ================



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